Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Form 8-K of our report dated September 26, 2017, relating to the consolidated financial statements of TwinCo, Inc. and Subsidiary for the year ended December 31, 2016 filed with the Securities and Exchange Commission.

Certified Public Accountants

Abilene, Texas

January 31, 2018